ARTICLES OF AMENDMENT

OF

OceanPal Inc.
Reg. No. 108815

REPUBLIC OF THE MARSHALL ISLANDS

REGISTRAR OF CORPORATIONS

DUPLICATE COPY

The original of this Document was filed in
accordance with Section 5 of the
Business Corporations Act on

NON RESIDENT

August 27, 2026

Mariam Drame
Deputy Registrar

ARTICLES OF AMENDMENT OF

AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

OCEANPAL INC.

UNDER SECTION 90 OF THE BUSINESS CORPORATIONS ACT

The undersigned, [●], Co-Chief Executive Officer of OceanPal Inc., a corporation incorporated under the laws of the Republic of the Marshall Islands, for the purpose of amending the Amended and Restated Articles of Incorporation of said Corporation hereby certify:

1.	The name of the Corporation is: OceanPal Inc.
2.	The Articles of Incorporation were filed with the Registrar of Corporations as of the 15th day of April 2021.
3.	The Articles of Incorporation were first amended and restated with the Registrar of Corporations on November 29, 2021 and further amended by Articles of Amendment on December 21, 2022. On June 7, 2023, an Amended and Restated Articles of Incorporation were filed with the Registrar of Corporations. The Amended and Restated Articles of Incorporation were then further amended by Articles of Amendment on August 22, 2025 and March 27, 2026.
4.	Section A of the Amended and Restated Articles of Incorporation is hereby amended as follows:

The name of the Corporation shall be: SVRN, Inc.

5.	The amendment to the Amended and Restated Articles of Incorporation was authorized by actions of the Board of Directors and Shareholders of the Corporation as required by the Business Corporations Act.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Amendment on this 25th day of August 2026.

/s/ Salvatore J. Ternullo Authorized Person Salvatore J. Ternullo Co-Chief Executive Officer

REPUBLIC OF THE MARSHALL ISLANDS
OFFICE OF THE REGISTRAR OF CORPORATIONS

CERTIFICATE OF INCORPORATION

I HEREBY CERTIFY that

SVRN, Inc.
Reg. No. 108815

formerly known as

OceanPal Inc.
Reg. No. 108815

is duly incorporated and has filed articles of incorporation under the provisions of the Marshall Islands Business Corporations Act on

April 15, 2021

WITNESS my hand and the official seal of the Registry on **August 27, 2026**.

Mariam Drame
Deputy Registrar